EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-125468) and Form S-3 (File Nos. 333-141055, 333-134616 and 333-128693) of Xenonics Holdings, Inc. of our report dated December 22, 2009, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Xenonics Holdings, Inc. and subsidiary as of September 30, 2009 and for the years ended September 30, 2009 and 2008.
SingerLewak LLP
Irvine, CA
December 22, 2009